UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

Roman DBDR Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42435	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 S. Dixie Highway, Suite 179 West Palm Beach, FL	33405
(Address of principal executive offices)	(Zip Code)

(650) 618-2524

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	DRDBU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	DRDB	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	DRDBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On November 4, 2026, Randolph C. Read notified the board of directors (the “Board”) of Roman DBDR Acquisition Corp. II (the “Company”) of his resignation from the Board, as well as the Board’s audit committee (the “Audit Committee”) and compensation committee (the “Compensation Committee”), effective immediately. Mr. Read’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

To fill the vacancies resulting from Mr. Read’s resignation, the Board appointed Bryn Sherman as chairperson of the Compensation Committee and Hunter Gary as a member of the Audit Committee, in each case effective November 4, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2026

Roman DBDR Acquisition Corp. II

	By:	/s/ Dixon Doll, Jr.
	Name:	Dixon Doll, Jr.
	Title:	Chief Executive Officer